Exhibit 1.1

                     Form of Proposed Agency Agreement Among
 EverTrust Financial Group, Inc., Everett Mutual Bank and Charles Webb & Company


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                        EVERTRUST FINANCIAL GROUP, INC.


                             Up to 8,986,250 Shares

                                  COMMON STOCK
                                 (No Par Value)

                       Subscription Price $10.00 Per Share

                            [DRAFT AGENCY AGREEMENT]


                                August ___, 1999


Charles Webb & Company, a Division
  of Keefe, Bruyette & Woods, Inc.
211 Bradenton Drive
Dublin, Ohio  43017-5034

Ladies and Gentlemen:

     EverTrust Financial Group, Inc., a mutual holding company (reference to the "Company" include the Company in the mutual or stock form, as indicated by the context), and Everett Mutual Bank, a Washington state-chartered savings bank (the "Bank"), with its deposit accounts insured by the Bank Insurance Fund ("BIF") administered by the Federal Deposit Insurance Corporation ("FDIC"), hereby confirm their agreement with Charles Webb & Company, a division of Keefe, Bruyette & Woods, Inc. ("Webb") as follows:

     Section 1. The Offering. The Company, in accordance with its plan of conversion adopted by its Board of Directors (the "Plan"), intends to convert from mutual to stock form and to offer and sell up to 8,986,250 shares of its common stock, no par value per share (the "Shares" or "Common Stock"), in a subscription offering (the "Subscription Offering") to (1) persons with $50.00 or more on deposit at the Bank as of December 31, 1997 ("Eligible Account Holders"), (2) the Company's Employee Stock Ownership Plan ("ESOP"), (3) persons with $50.00 or more on deposit at the Bank as of June 30, 1999 ("Supplemental Eligible Account Holders") (4) the Bank's depositors and Borrowers as of _______ ____, 1999 (other than Eligible Account Holders and Supplemental Eligible Account Holders) ("Other Members"), and (5) persons with $50.00 or more on deposit at the Commercial Bank of Everett as of December 31, 1997 ("Commercial Depositors"). Subject to the prior subscription rights of the above-listed parties, the Company is offering for sale in a direct community offering (the "Direct Community Offering" and, when referred to together with the Subscription Offering, the "Subscription and Community Offering") conducted concurrently with the Subscription

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Offering,  the Shares  not so  subscribed  for or  ordered  in the  Subscription
Offering to certain members of the general public to whom a copy of the Prospectus (as hereinafter defined) is delivered, with a preference given to natural persons and trusts of natural persons who are permanent residents of Snohomish County (the "Local Community") ("Other Subscribers") (all such offerees being referred to in the aggregate as "Eligible Offerees"). It is anticipated that shares not subscribed for in the Subscription and Community Offering will be offered to members of the general public on a best efforts
basis  through  a  selected  dealer   arrangement  (the  "Syndicated   Community
Offering") (the Subscription Offering, Direct Community Offering and Syndicated Community Offering are collectively referred to as the "Offering"). It is acknowledged that the purchase of Shares in the Offering is subject to the maximum and minimum purchase limitations as described in the Plan and that the Company and the Bank may reject, in whole or in part, any orders received in the Direct Community Offering or Syndicated Community Offering. Collectively, these transactions are referred to herein as the "Conversion."

     The Company has filed with the  Securities  and  Exchange  Commission  (the
"Commission") a registration statement on Form S-1 (File No. 333-81125) (the "Registration Statement") containing a prospectus relating to the Offering for the registration of the Shares under the Securities Act of 1933 (the "1933 Act"), and has filed such amendments thereof, if any, and such amended prospectuses as may have been required to the date hereof. The prospectus, as amended, on file with the Commission at the time the Registration Statement initially became effective is hereinafter called the "Prospectus," except that if any prospectus is filed by the Company pursuant to Rule 424(b) or (c) of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") differing from the prospectus on file at the time the Registration Statement initially becomes effective, the term "Prospectus" shall refer to the prospectus filed pursuant to Rule 424(b) or (c) from and after the time said prospectus is filed with the Commission.

     In accordance with ________ (the "Conversion Regulations"), the Company and the Bank have filed with the Washington Department of Financial Institutions ("Department of Financial Institutions") an Application for Conversion (the "Conversion Application"), including the Prospectus, and has filed such amendments thereto, if any, as may have been required by the Department of Financial Institutions. The Conversion Application was also filed with the Federal Deposit Insurance Corporation ("FDIC") for their no objection to the Conversion. The Conversion Application has been approved by the Department of Financial Institutions and the FDIC has issued a non-objection letter to the Conversion. The Prospectus has been authorized for use by the Department of Financial Institutions. In addition, the Company has filed with the Federal Reserve Bank of San Francisco ("FRB") a Form FRY-3 as required under the Bank Holding Company Act of 1956, as amended ("BHCA") and Regulations thereunder (the "Holding Company Application").

     In connection with the Stock Conversion and pursuant to the terms of the Plan as described in the prospectus, immediately following the consummation of the Stock

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Conversion,  subject  to the  approval  of the  members of the  Company  and the stockholder of the Bank and compliance with certain conditions as may be imposed by regulatory authorities, the Company will contribute up to 8% of the shares of Common Stock sold in the Stock Conversion, not to exceed ________ shares, to a charitable foundation (the "Foundation") (such shares hereinafter being referred to as the "Foundation Shares").

     Section 2. Retention of Webb; Compensation; Sale and Delivery of the Shares. Subject to the terms and conditions herein set forth, the Company and the Bank hereby appoint Webb (i) as their exclusive financial advisory and marketing agent to utilize its best efforts to solicit subscriptions for Shares of the Common Stock and to advise and assist the Company and the Bank with respect to the Company's sale of the Shares in the Offering and (ii) to participate in the Offering in the areas of market making, research coverage and syndicate formation (if necessary).

     On the basis of the representations, warranties, and agreements herein contained, but subject to the terms and conditions herein set forth, Webb accepts such appointment and agreed to consult with and advise the Company and the Bank as to the matters set forth in the letter agreement ("Letter Agreement"), dated April 9, 1999, between the Bank and Webb (a copy of which is attached hereto as Exhibit A). It is acknowledged by the Company and the Bank that Webb shall not be required to purchase any Shares and shall not be obligated to take any action which is inconsistent with all applicable laws, regulations, decisions or orders. In the event shares of Company Common Stock remain after the Subscription Offering, Webb will seek to form a syndicate of registered broker-dealers which are members of the National Association of Securities Dealers, Inc. (the "NASD") to assist in the sale of the Common Stock on a best efforts basis, subject to the terms and conditions set forth under a selected dealers' agreement ("Selected Dealers' Agreement"), the form of which is set forth as Exhibit B to this Agreement.

     The obligations of Webb pursuant to this Agreement shall terminate upon the completion or termination or abandonment of the Plan by the Company or upon termination of the Offering, but in no event later than January 31, 2000 (the "End Date"). All fees or expenses due to Webb but unpaid will be payable to Webb in same day funds at the earlier of the Closing Date (as hereinafter defined) or the End Date. In the event the Offering is extended beyond the End Date, the Company, the Bank and Webb may agree to renew this Agreement under mutually acceptable terms.

     In the event the Company is unable to sell a minimum of 5,856,500 Shares (or such lesser amount approved by the Washington Department of Financial Institutions) within the period herein provided including any extension, this Agreement shall terminate and the Company shall refund to any persons who have subscribed for any of the Shares, the full amount which it may have received from them plus accrued interest as set forth in the Prospectus; and none of the parties to this Agreement shall have any obligation to the other parties hereunder, except as otherwise set forth in this Section 2 and in Sections 6, 8 and 9 hereof.

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     In the  event  the  Offering  is  terminated  for  any  reason  not  solely attributable to the action or inaction of Webb, Webb shall be paid the fees and expenses due to the date of such termination pursuant to subparagraphs (a) and
(d) below.

     If all conditions precedent to the consummation of the Conversion, including, without limitation, the sale of all Shares required by the Plan to be sold, are satisfied, the Company agrees to issue, or have issued, the Shares sold in the Offering and to release for delivery certificates for such Shares on the Closing Date (as hereinafter defined) against payment to the Company by any means authorized by the Plan: provided however, that no funds shall be released to the Company until the conditions specified in Section 7 hereof shall have been complied with to the reasonable satisfaction of Webb and its counsel. The release of Shares against payment therefor shall be made at 10:00 a.m., Pacific Time on a date and at a place acceptable to the Company, the Bank and Webb (it being understood that such date shall not be more than ten business days after the acceptance of the updated appraisal by the Department of Financial
Institutions and continued non objection of the FDIC) or such other time or place as shall be agreed upon by the Company, the Bank and Webb. Certificates for shares shall be delivered directly to the purchasers in accordance with their directions. The date upon which the Company shall release or deliver, or have released or delivered, the Shares sold in the Offering, in accordance with the terms herein, is called the "Closing Date."

     Webb shall receive from the Company the following compensation for their services hereunder:

     (a) Management Fee. A Management Fee of $25,000 payable in four consecutive monthly installments of $6,250 commencing with the signing of this letter. Such fees shall be deemed to have been earned when due. Should the Conversion be terminated for any reason not attributable to the action or inaction of Webb, Webb shall have earned and be entitled to be paid fees accruing through the stage at which point the termination occurred.

     (b) Success Fee. A Success Fee of $715,000.00. The Management Fee described in 7(a) will be applied against the Success Fee.

     (c) If any shares of the Company's stock remain available after the Subscription Offering, at the request of the Bank, Webb will seek to form a syndicate of registered broker-dealers to assist in the sale of such shares of Common Stock on a best efforts basis, subject to the terms and conditions set forth in the Selected Dealers' Agreement. Webb will endeavor to distribute the Common Stock among dealers in a fashion which best meets the distribution objectives of the Bank and the Plan of Conversion. Webb will be paid a fee not to exceed 5.5% of the aggregate purchase price of the shares of Common Stock sold by Webb and its syndicate. Webb will pass onto selected broker-dealers who assist in the

                                     - 4 -


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          syndicated  community an amount  competitive  with gross  underwriting discounts charged at such time for comparable amounts of stock sold at a comparable price per share in a similar market environment. Fees
          with  respect  to  purchases   affected  with  the   assistance  of  a
          broker/dealer shall be transmitted by Webb to such broker/dealer. The decision to utilize selected broker-dealers will be made by the Bank upon consultation with Webb. In the event, with respect to any stock purchases, fees are paid pursuant to this subparagraph 2(c), such fees shall be in lieu of, and not in addition to, payment pursuant to subparagraphs 2(a) and 2(b).

     (d) The Bank and the Company hereby agree to reimburse Webb, from time to time upon Webb's request, for its reasonable out-of-pocket expenses and the reasonable fees and expenses of its counsel (such fees of counsel, selected by Webb, will not be incurred without the prior approval of the Bank and/or the Company). Such reimbursement of legal fees, including expenses, shall not exceed $35,000. The Bank will bear the expenses of the Offering customarily borne by issuers including, without limitation, Department of Financial Institutions, FRB, FDIC, the Commission, "Blue Sky," and NASD filing and registration fees; the fees of the Bank's accountants, conversion agent, attorneys, appraiser, transfer agent and registrar, printing, mailing and marketing expenses associated with the Conversion.

     Full payment of Webb's actual and accountable expenses, advisory fees and compensation shall be made in same day funds on the earlier of the Closing Date or a determination by the Bank to terminate or abandon the Plan.

     Webb will provide financial advisory assistance for a period of one year following completion of the Conversion as set forth in the Letter Agreement. Following this initial one-year term, if Webb and the Company wish to continue the relationship, a fee will be negotiated and an agreement entered into at that time. Except as provided in the Letter Agreement, nothing in this Agreement shall require the Company and the Bank to obtain such financial advisory services from Webb.

     Section 3. Prospectus; Offering. The Shares are to be initially offered in the Offering at the Purchase Price as defined and set forth on the cover page of the Prospectus.

     Section 4. Representations and Warranties. The Company and the Bank jointly and severally represent and warrant to Webb on the date hereof as follows:

          (a) The Registration Statement was declared effective by the Commission on [August ___, 1999]. At the time the Registration Statement, including the Prospectus contained therein (including any amendment or supplement thereto), became effective, the Registration Statement complied as to form in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations and the securities laws of all of

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     the states registered therein.  The Registration  Statement,  including the
     Prospectus   contained  therein  (including  any  amendment  or  supplement thereto), and any information regarding the Company, the Bank or any of their respective subsidiaries contained in Sales Information (as such term is defined in Section 8 hereof) authorized by the Company, the Bank or any of their respective subsidiaries for use in connection with the Offering, did not contain an untrue or misleading statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and at the time any Rule 424(b) or (c) Prospectus was filed with the Commission; provided, however, that the representations and warranties in this Section 4(a) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company or the Bank by Webb expressly regarding Webb (or Keefe, Bruyette & Woods, Inc.) for use in the Prospectus under the captions ["Market for EverTrust Financial Group, Inc.'s Common Stock"] and "Mutual Bancshares' Conversion" or statements in or omissions
     from  any  Sales   Information  or  information  filed  pursuant  to  state
     securities or blue sky laws or regulations regarding Webb.

          (b) The  Conversion  Application  was  approved by the  Department  of
     Financial Institutions on [August ___, 1999], the FDIC issued a non-objection letter to the Conversion Application dated [August ___, 1999] and the Company received approval of its Holding Company Application on [August ___, 1999]. At the time of the approval of the Conversion Application, including the Prospectus (including any amendment or supplement thereto), by the Department of Financial Institutions, and the non-objection letter of the FDIC, the Conversion Application complied as to form in all material respects with (i) the Conversion Regulations except to the extent waived by the Department of Financial Institutions and (ii) the Federal Deposit Insurance Act and Regulations thereunder. The Conversion Application, including the Prospectus (including any amendment or supplement thereto), and the Holding Company Application, do not include any untrue or misleading statement of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section 4(b) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company or the Bank by Webb expressly regarding Webb (or Keefe, Bruyette & Woods, Inc.) for use in the Prospectus contained in the Conversion Application under the captions ["Market for EverTrust Financial Inc.'s Common Stock"] and "Mutual Bancshares' Conversion" or statements in or omissions from any sales information or information filed pursuant to state securities or blue sky laws or regulations regarding Webb.

          (c) No order has been issued by the Department of Financial Institutions, FDIC, FRB, the Commission or any other federal or state regulatory authority preventing or suspending the use of the Prospectus and no action by or before any such government entity to revoke any approval, authorization or order of effectiveness related

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     to the  Conversion  is pending  or, to the best  knowledge  of the  Company and/or the Bank, threatened.

          (d) No person has sought to obtain review of the final action of any of the following: (i) the Department of Financial Institutions in approving the Plan or in approving the Conversion pursuant to the Conversion Regulations or regulations promulgated under Washington law; (ii) the non-objection of the Conversion by the FDIC pursuant to the Federal
     Department   Insurance   Corporation   Act  and   Regulations   promulgated
     thereunder; or (iii) the FRB regarding the Holding Company Application pursuant to the Regulations promulgated thereunder.

          (e) The Bank and the Commercial Bank of Everett (the "Commercial Bank") have been organized and is a validly existing Washington state-chartered savings bank in stock form of organization and a Washington state-chartered commercial bank, respectively, in both instances the Bank and the Commercial Bank duly authorized to conduct their business and own their property as described in the Registration Statement and the Prospectus; the Bank and the Commercial Bank have obtained all material licenses, permits and other governmental authorizations currently required for the conduct of their respective business; all such licenses, permits and governmental authorizations are in full force and effect, and the Bank and the Commercial Bank are in all material respects complying with all laws, rules, regulations and orders applicable to the operation of its business and are not a party to any proceeding or subject to any order or directive of any regulatory agreement; the Bank and the Commercial Bank are duly qualified as a foreign corporation to transact business and are in good standing in each jurisdiction in which its ownership of property or leasing of property or the conduct of their respective business requires such qualification, unless the failure to be so qualified in one or more of such jurisdictions would not have a material adverse effect on the financial condition, or the business, operations or income of the Bank and the Commercial Bank. The Bank and the Commercial Bank do not own equity securities or any equity interest in any other business enterprise except as described in the Prospectus. The Company owns all of the issued and outstanding shares of capital stock of the Bank and the Commercial Bank.

          (f) The Company has been duly organized and is a validly existing Washington-chartered mutual holding company in good standing under the laws of the State of Washington, and upon consummation of the Conversion the Company will become a duly incorporated and validly existing corporation in good standing under the laws of the State of Washington, and its subsidiaries (except for the Bank and the Commercial Bank) have been duly incorporated and are validly existing as corporations in good standing under the laws of the State of Washington, and the Company and its subsidiaries (except for the Bank and the Commercial Bank) have corporate power and authority to own, lease and operate its properties and to conduct their business as described in the Registration Statement and the Prospectus, and the Company and its subsidiaries (except for the Bank and the Commercial Bank) are qualified to do business as a foreign corporation in each jurisdiction in which the conduct of their business requires such qualification, except where the failure to so qualify would not

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     have a material adverse effect on the financial condition, or the business, operations or income of the Company and/or its subsidiaries. The Company and its subsidiaries (except for the Bank and the Commercial Bank) have
     obtained   all   material   licenses,   permits   and  other   governmental
     authorizations currently required for the conduct of their business and are not a party to any proceeding or subject to any order or directive of any
     regulatory   agency;   all  such   licenses,   permits   and   governmental
     authorizations are in full force and effect, and the Company and its subsidiaries (except for the Bank and the Commercial Bank) are in all material respects complying with all laws, rules, regulations and orders applicable to the operation of their respective business.

          (g) The Bank is a member of the Federal Home Loan Bank of Seattle ("FHLB-Seattle"). The deposit accounts of the Bank and the Commercial Bank are insured by the FDIC up to the applicable limits; and no proceedings for the termination or revocation of such insurance are pending or, to the best knowledge of the Bank and the Commercial Bank, threatened.

          (h) The Company, the Bank and their subsidiaries have good and marketable title to all real property, personal property and other assets material to the business of the Company and the Bank and to those properties and assets described in the Registration Statement and Prospectus as owned by them, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Registration Statement and Prospectus or are not material to the business of the Company and the Bank and their subsidiaries, taken as a whole; and all of the leases and subleases material to the business of the Company, the Bank and their subsidiaries under which the Company, the Bank or their subsidiaries hold properties, including those described in the Registration Statement and Prospectus, are in full force and effect.

          (i) The Company and the Bank have received an opinion from Breyer & Associates, PC, Washington, D.C. with respect to the federal tax consequences of the Conversion and an opinion from Deloitte & Touche LLP, Seattle, Washington, with respect to the Washington state tax consequences of the Conversion; all material aspects of each of those tax opinions are accurately summarized in the Prospectus; and the facts and representations upon which such opinions are based are truthful, accurate and complete.

          (j) The Company and the Bank have all such power, authority, authorizations, approvals and orders as may be required to enter into this Agreement, to carry out the provisions and conditions hereof and to (i) issue and sell the Shares to be sold by the Company as provided herein and as described in the Prospectus; and (ii) issue and contribute the Foundation Shares, subject to the satisfaction of certain conditions imposed by the Department of Financial Institutions, FDIC and the FRB in connection with approvals of the Conversion, and except as may be required under the securities, or "blue sky," laws of various jurisdictions and except with respect to the approval of the FRB for the Company to control the Bank and in the case of the Company, as of the Closing Date, will have such approvals and orders to issue and sell

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     the Shares to be sold by the Company as provided herein and approval of the
     FRB to control the Bank.

          (k) The Company, the Bank and their subsidiaries are not in violation of any directive received from the Department of Financial Institutions, the FDIC the FRB, or other state or federal regulatory agency to make any material change in the method of conducting their businesses so as to comply in all material respects with all applicable statutes and regulations (including, without limitation, regulations, decisions, directives and orders of the Department of Financial Institutions, the FDIC, the FRB, or such other federal or state regulatory agency), and, except as set forth in the Registration Statement and the Prospectus, there is no suit or proceeding or charge or action before or by any court, regulatory authority or governmental agency or body, pending or threatened, which would materially and adversely affect the Conversion, the performance of this Agreement or the consummation of the transactions contemplated in the Plan and as described in the Registration Statement and the Prospectus or which would result in any material adverse change in the financial condition, earnings, capital or properties of the Company, and/or the Bank.

          (l) The consolidated financial statements which are included in the Prospectus fairly present the financial condition, results of operations, retained earnings and cash flows of the Company, the Bank and their subsidiaries at the respective dates thereof and for the respective periods covered thereby and comply in all material respects with the applicable accounting requirements of the Regulations of the Commission, Title 12 of the Code of Federal Regulations, and generally accepted accounting principles consistently applied through the periods involved except as noted therein. Such financial statements are consistent with the most recent financial statements and other reports filed by the Company, the Bank and their subsidiaries with the Division of Financial Institutions, FDIC, FRB, and the Commission except that accounting principles employed in such regulatory filings conform to the requirements of such authorities and not necessarily to generally accepted accounting principles. The other financial, statistical and pro forma information and related notes (except the appraisal data) included in the Prospectus present fairly the information shown therein on a basis consistent with the audited and unaudited consolidated financial statements of the Company, Bank and their subsidiaries included in the Prospectus, and as to the pro forma adjustments, the adjustments made therein have been properly applied on the basis described therein.

          (m) Since the respective dates as of which information is given in the Registration Statement and the Prospectus: (i) there has not been any material adverse change, in the financial condition of the Company, the Bank or their subsidiaries considered as on enterprise or in the earnings, capital or properties of the Company, the Bank or their subsidiaries, whether or not arising in the ordinary course of business; (ii) there has been no incurrence of any material long-term debt by the Company, the Bank or their subsidiaries or any material increase in loans past due 90 days or more or real estate acquired by foreclosure, by deed-in-lieu of foreclosure or deemed in-substance foreclosure or any material decrease in surplus and reserves or total assets of the

     Company, the Bank or any subsidiaries, nor has the Company or the Bank or any subsidiaries issued any securities (other than as contemplated by this Agreement) or incurred any liability or obligation for borrowing other than in the ordinary course of business and (iii) there have not been any material transactions entered into by the Company, the Bank or any subsidiaries, except with respect to those transactions entered into in the ordinary course of business.

          (n) The capitalization, liabilities, assets, properties and business of the Company and the Bank conform in all material respects to the descriptions thereof contained in the Prospectus.

          (o) All of the loans represented as assets of the Bank and the Commercial Bank as of the most recent date for which financial condition data is included in the Prospectus meet or are exempt from all requirements of federal, state or local law pertaining to lending, including without limitation truth in lending (including the requirements of Regulation Z and 12 C.F.R. Part 226), real estate settlement procedures, consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans, except for violations which, if asserted, could not have a material adverse effect.

          (p) Neither the Company, the Bank nor any of their subsidiaries have any material contingent liabilities, except as set forth in the Prospectus.

          (q) There are no actions, suits, regulatory investigations or other proceedings pending or, to the best knowledge of the Company or the Bank, threatened against the Company, the Bank and/or any of their subsidiaries relating to environmental protection. No disposal, release or discharge of hazardous or toxic substances, pollutants or contaminants, including petroleum and gas products, as any of such terms may be defined under federal, state or local law, has been caused by the Company,the Bank and/or any of their subsidiaries or, except as disclosed in the Prospectus, has occurred on, in or at any of the facilities or properties owned or leased by the Company, the Bank and/or any of their subsidiaries or on any properties pledged to the Company, the Bank or any of their subsidiaries as security for any indebtedness, except such disposal, release or discharge as would not have a material adverse effect.

          (r) As of the date hereof, neither the Company, the Bank nor any of their subsidiaries are in violation of its articles of incorporation or bylaws or charter or bylaws, as applicable (and the Company will not be in violation of its articles of incorporation or bylaws in stock form at the time of consummation of the Conversion), or in default in the performance or observance of any material obligation, agreement, covenant, or condition contained in any material contract, lease, loan agreement, indenture or other instrument to which it is a party or by which it or any other instrument to which it is a party or by which it or any of its property may be bound.

          (s)  At  the  Closing  Date,  the  Foundation   will  have  been  duly
     incorporated and will be validly existing as a non profit corporation in good standing under the laws of the

     State of Washington with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; the Foundation will not be a bank holding company within the meaning of the BHCA as a result of the issuance of the Foundation Shares to it in accordance with the terms of the Plan and in the amounts as described in the Prospectus; to the best knowledge of the Company and the Bank, all approvals required to establish the Foundation and to contribute the Foundation Shares have been performed as described in the Prospectus; except as specifically disclosed in the Prospectus, there are no agreements and/or understandings, written or oral or otherwise, between the Company and/or the Bank and the Foundation with respect to the control, directly or indirectly, over the voting and the acquisition or disposition of the shares of Common Stock to be contributed by the Company to the Foundation, except that, unless waived by the FDIC, such shares must be voted in the same ratio as all other shares of the Company are voted on each and every proposal considered by the stockholders of the Company.

          (t) The consummation of the Conversion, the execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated hereby and all actions in connection with the contribution to the Foundation contemplated by the Plan have been duly and validly authorized by all necessary corporate action on the part of the Company and the Bank and this Agreement has been validly executed and delivered by the Company and the Bank and, assuming valid execution and delivery by Webb, is the valid, legal and binding Agreement of the Company and the Bank that is enforceable in accordance with its terms, except as the enforceability thereof may be limited by (i) state or federal bankruptcy and insolvency proceedings and judgments, moratorium, conservatorship, receivership or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of state savings associations and their holding companies, (ii) laws relating to the safety and soundness of insured depository institutions, and (iii) applicable law (including
     Section 23A of the Federal Reserve Act, as amended) or public policy with respect to the indemnification and/or contribution provisions contained herein, and except that no representation or warranty need be made as to the effect or availability of equitable remedies or injunctive relief (regardless of whether such enforceability is considered in a proceeding in equity or at law). The consummation of the transaction herein contemplated will not: (a) conflict with or constitute a breach of, or default under, the articles of incorporation and bylaws of the Company (in either mutual or stock form) or the charter and bylaws of the Bank, or any material contract, lease or other instrument to which the Company or the Bank is a party, or any applicable law, rule, regulation or order to which the Company or the Bank is subject; (b) violate any authorization, approval, judgement, decree, order, statute, rule or regulation applicable to the Company or the Bank, except for such violation which would not have a material adverse effect on the financial condition and results of operations of the Company, the Bank and their subsidiaries on a consolidated basis; or (c) with the exception of the liquidation account established in the Conversion, result in the creation of any material lien, charge or encumbrance upon any property of the Company, the Bank and their subsidiaries.

          (u) No default exists, and no event has occurred which with notice or lapse of time, or both, would constitute a default on the part of the Company, the Bank and/or any of their subsidiaries, in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, note, bank loan, FHLB advance, or credit agreement or any other instrument of agreement to which the Company, the Bank and/or any of their subsidiaries are a party or by which any of them or any of their property is bound or affected except such defaults which would not have a material adverse effect on the financial condition or results of operations of the Company, the Bank and/or any of their subsidiaries on a consolidated basis; such agreements are in full force and effect; and no other party to any such agreements has instituted or, to the best knowledge of the Company and the Bank, threatened any action or proceeding wherein the Company or the Bank would be alleged to be in default thereunder under circumstances where such action or proceeding, if determined adversely to the Company, or the Bank and/or any of their subsidiaries would have a material adverse effect on the Company, and/or the Bank, taken as a whole.

          (v) Upon consummation of the Conversion, the authorized, issued and outstanding equity capital of the Company will be at or within the range set forth in the Prospectus (except as otherwise provided in the Prospectus), under the caption "Capitalization," and no shares of Common Stock have been or will be issued and outstanding prior to (except as otherwise provided in the Prospectus), the Closing Date referred to in
     Section 2; the Shares and Foundation Shares will have been duly and validly authorized for issuance and, when issued and delivered by the Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan and in the Prospectus, will be duly and validly issued, fully paid and non-assessable; without preemptive rights with respect to the Shares (except for subscription rights granted under the Plan); and the terms and provisions of the Shares conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus. Upon the issuance of the Shares, good title to the Shares will be transferred from the Company to the purchasers thereof against payment therefor, subject to such claims as may be asserted against the purchasers thereof by third-party claimants.

          (w) The Company, the Bank and the Commercial Bank are not required to obtain any approval of any regulatory or supervisory or other public authority in connection with the execution and delivery of this Agreement or the issuance of the Shares, except for the approval of the Commission, the FDIC, FRB, and Department of Financial Institutions and any necessary qualification, notification, registration or exemption under the securities or blue sky laws of the various states in which the Shares are to be offered, and except as may be required under the rules and regulations of the NASD and/or the Nasdaq National Market.

          (x) Deloitte & Touche, LLP, which has certified the financial statements of the Bank included in the Prospectus as of March 31, 1999, 1998 and 1997, has advised the Company and the Bank in writing that they are, with respect to the Company and the Bank, independent public accountants within the meaning of the Code of Professional

     Ethics of the American Institute of Certified Public Accountants and Title 12 of the Code of Federal Regulations.

          (y) RP Financial, LC, which has prepared the Bank's Conversion Valuation Appraisal Report as of May 28, 1999 (as amended or supplemented, if so amended or supplemented) (the "Appraisal"), has advised the Company and the Bank in writing that it is independent of the Company and the Bank within the meaning of the Washington and FDIC Conversion Regulations.

          (z) The Company and the Bank have timely filed all required federal, state and local tax returns for each of the past five years; the Company and the Bank have paid all taxes that have become due and payable in respect of such returns, except where permitted to be extended; to the best knowledge of the Company and the Bank adequate reserves have been made for similar future tax liabilities and to the actual knowledge of the Company and the Bank no deficiency has been asserted with respect thereto by any taxing authority.

          (aa)  The  Company  and the  Bank are in  compliance  in all  material respects with the applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the regulations and rules thereunder.

          (bb) To the knowledge of the Company and the Bank, neither the Company (except for the loan to the ESOP), the Bank nor employees of the Company or the Bank nor any subsidiary or employees of such subsidiary have made any payment of funds of the Company or the Bank as a loan for the purchase of the Shares.

          (cc) Prior to the Conversion, the Company was not authorized to issue shares of capital stock and neither the Company nor the Bank has: (i) issued any securities within the last 18 months (except for notes to evidence other bank loans and reverse repurchase agreements or other liabilities in the ordinary course of business or as described in the Prospectus); (ii) had any material dealings within the 12 months prior to the date hereof with any member of the NASD, or any person related to or associated with such member, other than discussions and meetings relating to the proposed Offering and routine purchases and sales of United States government and agency securities; (iii) entered into a financial or management consulting agreement except as contemplated hereunder and except for the Letter Agreement set forth in Exhibit A; and (iv) engaged any intermediary between Webb and the Company and the Bank in connection with the offering of the Shares, and no person is being compensated in any manner for such service.

          (dd) The Company and the Bank have not relied upon Webb or Webb's counsel for any legal, tax or accounting advice in connection with the Conversion.

          (ee) The Company is not required to be registered under the Investment Company Act of 1940, as amended.

     Any certificates signed by an officer of the Company or the Bank pursuant to the conditions of this Agreement and delivered to Webb or its counsel that refers to this Agreement shall be deemed to be a representation and warranty by the Company and/or the Bank to Webb as to the matters covered thereby with the same effect as if such representation and warranty were set forth herein.

     Section 5. Representations and Warranties of Webb.

          (a) Webb represents and warrants to the Company and the Bank that:

               (i) Webb is a corporation and is validly existing in good standing under the laws of the State of Ohio with full power and authority to provide the services to be furnished to the Bank and the Company hereunder.

               (ii) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Webb, and this Agreement has been duly and validly executed and delivered by Webb and is the legal, valid and binding agreement of Webb, enforceable in accordance with its terms.

               (iii) Each of Webb and its employees, agents and representatives who shall perform any of the services hereunder shall be duly authorized and empowered, and shall have all licenses, approvals and permits necessary to perform such services.

               (iv) The execution and delivery of this Agreement by Webb, the consummation of the transactions contemplated hereby and compliance with the terms and provisions hereof will not conflict with, or result in a breach of, any of the terms, provisions or conditions of, or constitute a default (or event which with notice or lapse of time or both would constitute a default) under, the articles of incorporation of Webb or any agreement, indenture or other instrument to which Webb is a party or by which it or its property is bound.

               (v) No approval of any regulatory or supervisory or other public authority is required in connection with Webb's execution and delivery of this Agreement, except for the approval of the National Association of Securities Dealers or as may have been received.

               (vi) There is no suit or proceeding or charge or action before or by any court, regulatory authority or government agency or body or, to the best knowledge of Webb, pending or threatened, which might materially adversely affect Webb's performance under this Agreement.

     Section 5.1 Covenants of the Company and the Bank. The Company and the Bank hereby jointly and severally covenant with Webb as follows:

          (a) The Company will not, at any time after the date the Registration Statement is declared effective, file any amendment or supplement to the Registration Statement without providing Webb and its counsel an opportunity to review such amendment or supplement or file any amendment or supplement to which amendment or supplement Webb or its counsel shall reasonably object.

          (b) The Bank will not, at any time after the Conversion Application is approved by the Department of Financial Institutions, file any amendment or supplement to such Conversion Application without providing Webb and its counsel an opportunity to review such amendment or supplement or file any amendment or supplement to which amendment or supplement Webb or its counsel shall reasonably object.

          (c) The Bank will not at any time after the non-objection letter is received from the FDIC, file any amendment or supplement with the FDIC without providing Webb and its counsel an opportunity to review such amendment or supplement or file any amendment or supplement which amendment or supplement Webb or its counsel shall reasonably object.

          (d) The Company will not, at any time before the Holding Company Application is approved by the FRB, file any amendment or supplement to such Holding Company Application without providing Webb and its counsel an opportunity to review such amendment or supplement or file any amendment or supplement to which amendment or supplement Webb or its counsel shall reasonably object. The Company and the Bank will not consummate the Conversion prior to the approval of the Holding Company Application by the FRB.

          (e) The Company and the Bank will use their best efforts to cause any post-effective amendment to the Registration Statement to be declared effective by the Commission and any post-effective amendment to the
     Conversion Application to be approved by the Department of Financial Securities and will immediately upon receipt of any information concerning the events listed below notify Webb: (i) when the Registration Statement, as amended, has become effective; (ii) when the Conversion Application, as amended, has been approved by the Department of Financial Securities; (iii) when the Holding Company Application, as amended, has been approved by the FRB; (iv) the receipt of the non-objection letter from the FDIC; (v) of any comments, written or oral, and other correspondence from the Commission, the Department of Financial Securities, FRB, FDIC or any other governmental entity with respect to the Conversion or the transactions contemplated by this Agreement; (vi) of the request by the Commission, the Department of Financial Securities, FRB or any other governmental entity for any amendment or supplement to the Registration Statement, the Conversion
     Application or the Holding Company Application or for additional information; (vii) of the issuance by the Commission, the Department of Financial Securities, FRB, FDIC or any other governmental entity of any order or other action suspending the Offering or the use of the Registration Statement or the Prospectus or any other filing of the Company or the Bank under the Conversion Regulations, or other applicable law, or the threat of any such action; (viii) the issuance by the Commission, the Department of Financial Securities, FRB, FDIC or any state authority of any stop order suspending the effectiveness of the Registration Statement or the approval of the Conversion Application or Holding Company Application, or of the initiation or threat of initiation or threat of any proceedings for any such purpose; or (ix) of the occurrence of any event mentioned in paragraph (h) below. The Company and the Bank will make every reasonable effort (a) to prevent the issuance by the Commission, the Department of Financial Securities, FRB, FDIC or any state authority of any such order and, if any such order shall at any time be issued, (b) to obtain the lifting thereof at the earliest possible time.

          (f) The Company and the Bank will deliver to Webb and to its counsel two manually executed and two conformed copies of the Registration Statement, the Conversion Application and the Holding Company Application, as originally filed and of each amendment or supplement thereto, including all exhibits. Further, the Company and the Bank will deliver such additional copies of the foregoing documents to counsel to Webb as may be required for any NASD filings.

          (g) The Company and the Bank will furnish to Webb, from time to time during the period when the Prospectus (or any later prospectus related to this offering) is required to be delivered under the 1933 Act or the Securities Exchange Act of 1934, (the "1934 Act"), such number of copies of such Prospectus (as amended or supplemented) as Webb may reasonably request for the purposes contemplated by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the rules and regulations promulgated under the 1934 Act (the "1934 Act Regulations"). The Company authorizes Webb to use the Prospectus (as amended or supplemented, if amended or supplemented) in any lawful manner contemplated by the Plan in connection with the sale of the Shares by Webb.

          (h) The Company  and the Bank will  comply  with any and all  material terms, conditions, requirements and provisions with respect to the Conversion imposed by the Commission, the Department of Financial Securities, FDIC, FRB, the Conversion Regulations, and by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations to be complied with prior to or subsequent to the Closing Date.

          (i) If, at any time during the period when the Prospectus relating to the Shares is required to be delivered, any event relating to or affecting the Company or the Bank shall occur, as a result of which it is necessary or appropriate, in the opinion of counsel for the Company and the Bank to amend or supplement the Registration Statement or Prospectus in order to make the Registration Statement or Prospectus not misleading in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, the Company and the Bank will, at their expense, prepare and file with the Commission, the Department of Financial Institutions, FDIC, FRB and furnish to Webb a reasonable number of copies of an amendment or amendments of, or a supplement or supplements to, the Registration Statement and Prospectus (in form and substance satisfactory to Webb and its counsel after a reasonable time for review) which will amend or supplement the Registration Statement and Prospectus so that as amended or supplemented it will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading. The Company and the Bank will notify Webb of the reason for any amendment and have the consent of Webb prior to filing any such amendment. For the purpose of this Agreement, the Company and the Bank each will timely furnish to Webb such information with respect to itself as Webb may from time to time reasonably request.

          (k) At the Closing Date referred to in Section 2, the Plan will have been adopted by the Boards of Directors of both the Company and the Bank and the offer and sale of the Shares will have been conducted in all material respects in accordance with the Plan, the Conversion Regulations, and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Conversion imposed upon the Company or the Bank by the Department of Financial Institutions, the Commission, FRB, FDIC or any other regulatory authority and in the manner described in the Prospectus.

          (l) Upon completion of the sale by the Company of the Shares contemplated by the Prospectus, (i) the Company will be converted pursuant to the Plan to a Washington stock corporation, and (ii) the Company will have no direct subsidiaries other than the Bank and the Commercial Bank of Everett, I-Pro, Inc. and Mutual Bancshares Capital, Inc. The Conversion will have been effected in all material respects in accordance with all applicable statutes, regulations, decisions and orders; and, except with respect to the filing of certain post-sale, post-Conversion reports, and documents in compliance with the 1933 Act Regulations or the Department of Financial Institutions' and FRB's letters of approval, the FDIC's non-objection, all terms, conditions, requirements and provisions with respect to the Conversion (except those that are conditions subsequent) imposed by the Commission, the Department of Financial Institutions, FRB and FDIC, if any, will have been complied with by the Company and the Bank in all material respects and/or all appropriate waivers will have been obtained and all material notice and waiting periods will have been satisfied, waived or elapsed.

          (m) The Company and the Bank will take all necessary actions, in cooperation with Webb, and furnish to whomever Webb, the Company and the Bank may mutually agree, such information as may be required to qualify or register the Shares for offering and sale by the Company or to exempt such Shares from registration, or to exempt the Company as a broker-dealer and its officers, directors and employees as broker-dealers or agents under the applicable securities or blue sky laws of such jurisdictions in which the Shares are to be offered and sold as Webb and the Company and the Bank may reasonably agree upon; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify to do business in any jurisdiction in which it is not so qualified. In each jurisdiction where any of the Shares shall have been qualified or registered as above provided, the Company will make and file such statements and reports in each fiscal period as are or may be required by the laws of such jurisdiction.

          (n) The liquidation account for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders will be duly established and maintained in accordance with the requirements of the Department of Financial Institutions and FDIC, and such Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain their savings accounts in the Bank will have an inchoate interest in their pro rata portion of the liquidation account which shall have a priority superior to that of the holders of shares of Common Stock in the event of a complete liquidation of the Bank.

          (o) The Company and the Bank will not sell or issue, contract to sell or otherwise dispose of, for a period of [90] days after the Closing Date, without Webb's prior written consent, any shares of Common Stock other than the Shares or other than in connection with any plan or arrangement described in the Prospectus.

          (p) The Company has registered its Common Stock under Section 12(g) of the 1934 Act concurrent with the Offering pursuant to the Plan and such registration became effective concurrent with the effectiveness of the Registration Statement. The Company shall maintain the effectiveness of such registration for not less than three (3) years or such shorter period as may be required by the Department of Financial Institutions and FDIC.

          (q) During the period during which the Company's Common Stock is registered under the 1934 Act or for three years from the date hereof, whichever period is greater, the Company will furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report of the Company (including a consolidated balance sheet and statements of consolidated income, stockholders' equity and cash flows of the Company and its subsidiaries as at the end of and for such year, certified by independent public accountants in accordance with Regulation S-X under the 1933 Act and the 1934 Act).

          (r) During the period of three years from the date hereof, the Company will furnish to Webb: (i) as soon as practicable after such information is publicly available, a copy of each report of the Company furnished to or filed with the Commission under the 1934 Act or any national securities exchange or system on which any class of securities of the Company is listed or quoted (including, but not limited to, reports on Forms 10-K, 10-Q and 8-K and all proxy statements and annual reports to stockholders),
     (ii) a copy of each other non-confidential report of the Company mailed to its stockholders or filed with the Commission, the Department of Financial Institutions, FRB, FDIC or any other supervisory or regulatory authority or any national securities exchange, association, or system on which any class of securities of the Company is listed or quoted, each press release and material news items and additional documents and information with respect to the Company or the Bank as Webb may reasonably request; and (iii) from time to time, such other nonconfidential information concerning the Company or the Bank as Webb may reasonably request.

          (s) The Company and the Bank will use the net proceeds from the sale of the Shares in the manner set forth in the Prospectus under the caption "How EverTrust Financial Group, Inc. Intends to Use the Conversion Offering Proceeds."

          (t) Other than as permitted by the Conversion Regulations, the BHCA and Regulations thereunder, Federal Deposit Insurance Act and Regulations thereunder, the 1933 Act, the 1933 Act Regulations, and the laws of any state in which the Shares are registered or qualified for sale or exempt from registration, neither the Company nor the Bank will distribute any prospectus, offering circular or other offering material in connection with the offer and sale of the Shares.

          (u) The Company will use its best efforts to (i) encourage and assist four market makers to establish and maintain a market for the Shares and
     (ii) list the Shares through the Nasdaq National Market, OTC Bulletin Board or the National Daily Quotations System "Pink Sheets" published by the National Quotation Bureau, Inc. effective on or prior to the Closing Date.

          (v) The Bank will maintain appropriate arrangements for depositing all funds received from persons mailing subscriptions for or orders to purchase Shares in the Offering on an interest bearing basis at the rate described in the Prospectus until the Closing Date and satisfaction of all conditions precedent to the release of the Bank's obligation to refund payments received from persons subscribing for or ordering Shares in the Offering in accordance with the Plan and as described in the Prospectus or until refunds of such funds have been made to the persons entitled thereto or withdrawal authorizations cancelled in accordance with the Plan and as described in the Prospectus. The Bank will maintain such records of all funds received to permit the funds of each subscriber to be separately insuredby the FDIC (to the maximum extent allowable) and to enable the Bank to make the appropriate refunds of such funds in the event that such refunds are required to be made in accordance with the Plan and as described in the Prospectus.

          (w) Prior to the Closing Date, the Holding Company Application shall have been approved by the FRB. The company will file all necessary forms and applications under the FRB as is required under the BHCA and Regulations promulgated thereunder.

          (x) The Company and the Bank will take such actions and furnish such information as are reasonably requested by Webb in order for Webb to ensure compliance with the NASD's "Interpretation Relating to Free Riding and Withholding."

          (y) The Bank will not amend the Plan without notifying Webb prior thereto.

          (z) The Company shall assist Webb, if necessary, in connection with the allocation of the Shares in the event of an oversubscription and shall provide Webb with any information necessary in allocating the Shares in such event.

          (aa) Prior to the Closing Date, the Company and the Bank will inform Webb of any event or circumstances of which it is aware as a result of which the Registration Statement, the Conversion Application and/or Prospectus, as then amended or supplemented, would contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading.

          (bb)   The   Company   shall   make   generally   available   to   its
     securityholders, in the manner contemplated by Rule 158(b) under the Securities Act, as soon as practicable but in any event not later than 60 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earning statement which will comply with Section 11(a) of the Securities Act covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement.

     Section 5.2 Covenants of Webb. Webb hereby covenants with the Company and the Bank as follows:

          (a) During the period when the Prospectus is used, Webb will comply, in all material respects and at its own expense, with all requirements imposed upon it by the Department of Financial Institutions, FRB, FDIC and the NASD and, to the extent applicable, by the 1933 Act and the 1934 Act and the rules and regulations promulgated thereunder.

          (b) Webb will distribute copies of the Prospectus and Sales Information in connection with the sales of the common stock only in accordance with the rules and regulations of the NASD, the Department of Financial Institutions, FRB and FDIC, as well as, the 1933 Act and the rules and regulations promulgated thereunder.

          (c) Webb shall assist the Bank in maintaining arrangements for the deposit of funds and the making of refunds, as appropriate (as described in
     Section 5.1(t)), and shall perform the allocation of shares in the event of an oversubscription, in conformance with the Plan and applicable regulations and based upon information furnished to Webb by the Bank (as described in Section 5.1).

     Section 6. Payment of Expenses. Whether or not the Conversion is completed or the sale of the Shares by the Company is consummated, the Company and the Bank jointly and severally agree to pay or reimburse Webb for: (a) all filing fees in connection with all filings with the NASD; (b) any stock issue or transfer taxes which may be payable with respect to the sale of the Shares; (c) all reasonable expenses of the Conversion, including but not limited to, transfer agent, registrar and other agent charges, fees relating to auditing and accounting or other advisors and costs of printing all documents necessary in connection with the Conversion; and (d) all other

"reasonable expenses" incurred by Webb. Such "reasonable expenses" include, but are not limited to, travel, communications and postage and reasonable fees of counsel. In the event the Company is unable to sell a minimum of 5,856,500 or the Conversion is terminated or otherwise abandoned, the Company and the Bank shall reimburse Webb in accordance with Section 2 hereof.

     Section 7. Conditions to Webb's Obligations. Webb's obligations hereunder, as to the Shares to be issued at the Closing Date, are subject, to the extent not waived by Webb, to the condition that all representations and warranties of the Company and the Bank herein are, at and as of the commencement of the Offering and at and as of the Closing Date, true and correct in all material respects, the condition that the Company and the Bank shall have performed all of their obligations hereunder to be performed on or before such dates, and to the following further conditions:

          (a) At the Closing Date, the Company and the Bank shall have conducted the Conversion in all material respects in accordance with the Plan, the Conversion Regulations, and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Conversion imposed upon them by the Department of Financial Institutions, FRB, FDIC and state securities law regulators.

          (b) The Registration Statement shall have been declared effective by the Commission, the Conversion Application approved by the Department of Financial Institutions, non-objection from the FDIC received, and the Holding Company Application approved by the FRB not later than 5:30 p.m. on the date of this Agreement, or with Webb's consent at a later time and date; and at the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefore initiated or threatened by the Commission, or any state authority and no order or other action suspending the authorization of the Prospectus or the consummation of the Conversion shall have been issued or proceedings therefore initiated or threatened by the Commission, the Department of Financial Institutions, FRB, FDIC or any state authority.

          (c) At the Closing Date, Webb shall have received:

               (1) The favorable opinion, dated as of the Closing Date and addressed to Webb and for its benefit, of Breyer & Associates, PC, special counsel for the Company and the Bank, in form and substance to the effect that:

                    (i) The  Company  has been  duly  organized  and is  validly existing as a mutual holding company in good standing under the laws of the State of Washington, and upon consummation of the Conversion will become a duly incorporated and validly existing corporation in good standing under the laws of the State of Washington, and its subsidiaries (except for the Bank and the Commercial Bank) have been duly incorporated and are validly existing as corporations in good standing under the laws of the State of Washington and all jurisdictions they do business in, and the Company and its subsidiaries (except for the Bank and the Commercial Bank) have corporate power and authority to own, lease and operate their properties and to conduct its business as described in the Registration Statement and the Prospectus.

                    (ii) The Bank and the Commercial  Bank are organized and are validly existing as a state-chartered savings bank in stock form of organization and as a state-chartered commercial bank, respectively, in both instances duly authorized to conduct their business and own property as described in the Registration Statement and Prospectus. All of the outstanding capital stock of the Bank and the Commercial Bank has been duly authorized and is validly issued, fully paid and non-assessable and owned by the Company, free and clear of any liens, encumbrances, claims or other restrictions.

                    (iii) all of the leases and subleases material to the business of the Company, the Bank and their subsidiaries under which the Company, the Bank and their subsidiaries hold properties, as described in the Registration Statement and Prospectus, are in full force and effect.


                    (iv) the Bank and the Commercial  Bank are duly qualified to transact business in each jurisdiction in which their ownership of property or leasing of property or the conduct of their business requires such qualification, unless the failure to be so qualified in one or more of such jurisdictions would not have a material adverse effect on the financial condition, or the business, operations or income of the Bank or the Commercial Bank.

                    (v) the Company,  the Bank and their  subsidiaries have good and marketable title to all properties and assets which are material to the business of the Company, the Bank and their subsidiaries and to those properties and assets described in the Registration Statement and Prospectus, as owned by them, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Registration Statement and Prospectus, or are not material in relation to the business of the Company, the Bank and their subsidiaries considered as one enterprise.

                    (vi) The Bank is a member of the FHLB-Seattle.  The Bank and the Commercial Bank are insured depository institutions under the provisions of Section 4(a) of the Federal Deposit Insurance Act, as amended, and no proceedings for the termination or revocation of such insurance are pending or, to such counsel's Actual Knowledge threatened; the description of the liquidation account as set forth in the Prospectus under the caption "Mutual Bancshares' Conversion--Effects of Conversion to Stock Form on Depositors and Borrowers of Everett Mutual-Liquidation Account," to the extent that such information constitutes matters of law and legal conclusions, has been reviewed by such counsel and is accurate in all material respects.

                    (vii) Upon  consummation of the Conversion,  the authorized, issued and outstanding capital stock of the Company will be within the range set forth in the Prospectus under the caption "Capitalization," and no shares of Common Stock have been issued prior to the Closing Date; at the time of the Conversion, the Shares to be sold in the Offering and to be issued to the Foundation will have been duly and validly authorized for issuance, and when issued and delivered by the Company pursuant to the Plan against payment of the consideration as set forth in the Plan and the Prospectus, will be duly and validly issued and fully paid and non-assessable; except for subscription rights granted pursuant to the Plan, the issuance of the Shares is not subject to statutory preemptive rights and the terms and provisions of the Shares conform in all material respects to the description thereof contained in the Prospectus and with all requirements of federal and state law. To such counsel's Actual Knowledge, upon the issuance of the Shares, good title to the Shares will be transferred from the Company to the purchasers thereof against payment therefor, subject to such claims as may be asserted against the purchasers thereof by third-party claimants.

                    (viii) The execution and delivery of this  Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company and the Bank; and this Agreement is a valid and binding obligation of the Company and the Bank, enforceable in accordance with its terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, moratorium, reorganization, conservatorship, receivership or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of savings associations and their holding companies, (ii) general principles of equity, (iii) laws relating to the safety and soundness of insured depository institutions, and (iv) applicable law or public policy with respect to the indemnification and/or contribution provisions contained herein, and except that no opinion need to be expressed as to the effect or availability of equitable remedies or injunctive relief (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                    (ix) The  Conversion  Application  has been  approved by the
               Department of Financial Institutions, the FDIC has issued a non-objection letter, the Prospectus has been authorized for use by the Department of Financial Institutions, FDIC, FRB and the Commission and the contribution of the Foundation Shares to the Foundation has been approved by the Department of Financial Institutions and the FDIC. The FRB has approved the Holding Company Application and issued its letter of approval under the BHCA, and no action has been taken or is pending, and to such counsel's Actual Knowledge, or is threatened, to revoke any such authorization or approval.

                    (x) The Plan has been duly adopted by the  required  vote of the directors of the Company and the Bank and, based upon the certificate of the inspector of election, by the members of the Company and the stockholder of the Bank.

                    (xi) Subject to the  satisfaction  of the  conditions to the
               Department of Financial Institutions, FRB, FDIC and the Commission approval of the Conversion, the Company and the Bank are not required to receive any further approval, authorization, consent or other order of, register with, or submit a notice to any other federal agency in connection with the execution and delivery of this Agreement, the issuance of the Shares, the consummation of the Conversion and the contribution of the Foundation Shares, except as may be required under the securities or blue sky laws of various jurisdictions (as to which no opinion need be rendered), except as may be required under the rules and regulations of the NASD and/or the OTC Bulletin Board or National Daily Quotations System (as to which no opinion need be rendered).

                    (xii) The Registration Statement is effective under the 1933
               Act and no stop order suspending the effectiveness has been issued under the 1933 Act or proceedings therefor initiated or, to such counsel's Actual Knowledge, threatened by the Commission.

                    (xiii) At the time the Conversion Application, including the
               Prospectus contained therein, was approved by the Department of Financial Institutions and received the non-objection of the FDIC, the Conversion Application, including the Prospectus contained therein, complied as to form in all material respects with the requirements of the Federal Deposit Insurance Act and the Regulations promulgated thereunder and the Conversion Regulations (other than the financial statements, the notes thereto, and other tabular, financial, statistical and appraisal data included therein or omitted therefrom, as to which no opinion need be rendered).

                    (xiv) At the time  that the  Registration  Statement  became effective, the Registration Statement (as amended or supplemented, if so amended or supplemented) (other than the financial statements, the notes thereto and other tabular, financial, statistical and appraisal data included therein or omitted therefrom, as to which no opinion need be rendered)
               complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

                    (xv) The terms and  provisions  of the Shares of the Company conform, in all material respects, to the description thereof contained in the Registration Statement and Prospectus, and the form of certificate used to evidence the Shares complies with Washington state law.

                    (xvi) The  descriptions in the Conversion  Application,  the
               Registration Statement and the Prospectus of the contracts, indentures, mortgages, loan agreements, notes, leases or other instruments filed as exhibits thereto are accurate in all material respects and fairly present the information required to be shown.

                    (xvii) The Company and the Bank have conducted the Conversion, in all material respects, in accordance with all applicable requirements of the Plan, the Conversion Regulations, Federal Deposit Insurance Act and Regulations thereunder and BHCA and Regulations thereunder and the 33 Act and 33 Act Regulations; the Plan complies in all material respects with, the Conversion Regulations, Federal Deposit Insurance Act and Regulations thereunder and BHCA and

               Regulations thereunder and the 33 Act and 33 Act Regulations, and all decisions and orders issued thereunder (except where a written waiver has been received); no order has been issued or is pending by the Department of Financial Institutions, FDIC, FRB, the Commission or any other federal or state authority to suspend the Offering or the use of the Prospectus, and no action for such purposes has been instituted or, to such counsel's Actual Knowledge, threatened by the Federal Deposit Insurance Act and Regulations thereunder and BHCA and Regulations thereunder and/or the Commission or any state authority and, to such counsel's Actual Knowledge, no person has sought to obtain regulatory or judicial review of the final action of the Department of Financial Institutions approving the Plan and Conversion Application or FDIC's non-objection.

                    (xviii) To such counsel's Actual Knowledge,  the Company and the Bank have obtained all material federal licenses, permits and other governmental authorizations currently required under the federal and state law and all applicable rules and regulations promulgated thereunder for the conduct of their businesses and to such counsel's Actual Knowledge all such licenses, permits and other governmental authorizations are in full force and effect.

                    (xix) To such counsel's Actual Knowledge, neither the Company, the Bank nor any of their subsidiaries are in violation of their articles of incorporation, charter, or their respective bylaws; neither the Company, the Bank nor any of their subsidiaries are in default or violation of any obligation, agreement, covenant or condition contained in any contract, indenture, loan agreement, note, lease or other instrument described in the Prospectus or filed as an exhibit to the Registration Statement to which it is a party or by which it or its property may be bound, except for such defaults or violations which would not have a material adverse impact on the financial condition or results of operations of the Company and the Bank on a consolidated basis; the execution and delivery of this Agreement, the occurrence of the obligations herein set forth and the consummation of the transactions contemplated herein will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Bank or any subsidiary pursuant to any contract, indenture, loan agreement, note, lease or other instrument filed as an exhibit to the Registration Statement to which the Company, the Bank or any subsidiary is a party or by which any of them may be bound, or to which any of the property or assets of the Company, the Bank or any subsidiary is subject (other than the establishment of a liquidation account), and such action will not result in any violation of the provisions of the articles of incorporation, charter, or respective bylaws as applicable, of the Company, the Bank or any subsidiary or any applicable federal law, act, regulation (except that no opinion need be rendered with respect to the securities or blue sky laws of various jurisdictions or the rules and regulations of the NASD and/or the Nasdaq National Market or order or court order, writ, injunction or decree naming the Company or the Bank.

                    (xx) The  Company's  articles  of  incorporation  and bylaws comply in all material respects with the laws of the state of Washington. The Bank's charter and bylaws and the Commercial Bank's charter and bylaws comply in all material respects with Washington Law and the rules and regulations promulgated thereunder and the Federal Deposit Insurance Act and Regulations thereunder.

                    (xxi) The  Foundation has been duly organized and is validly existing as a Washington non-profit corporation and is recognized as a tax-exempt organization under Section 501(c)(3) of the Internal Revenue Code of 1986 and is in compliance with Washington state laws, FDIC Regulations and the Internal Revenue Code of 1986, as amended, and Regulations thereunder.

                    (xxii) To such counsel's Actual Knowledge, neither the Company nor the Bank is in violation of any written directive from the Department of Financial Institutions, FRB or the FDIC to make any material change in the method of conducting their respective business.

                    (xxiii) The  information  regarding  the Everett  Mutual tax opinion under the caption ["Everett Mutual's Conversion-Effects of Conversion to Stock Form on Deposits and Borrowers of the Everett Mutual-Tax Effects"] has been reviewed by such counsel and constitutes a correct summary of the opinion rendered by Deloitte & Touche LLP to the Company and the Bank with respect to such matters.

                    (xxiv) The Company and the Bank are not  required to receive any further approval, authorization, consent or other order of, register with or submit a notice to any Washington regulatory agency in connection with the execution and delivery of this Agreement, the issuance of the Shares and the consummation of the Conversion, except as may be required under the securities or blue sky laws of various jurisdictions.

                    (xxv) The  information in the Prospectus  under the captions
               "Regulation," "Mutual Bancshares' Conversion," "Restrictions on Acquisition of EverTrust Financial Group, Inc." and "Description of Capital Stock of EverTrust Financial Group, Inc.," to the extent that such information constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by such counsel and is correct in all material respects. The description of the Conversion process under the caption "Mutual Bancshares' Conversion" in the Prospectus has been reviewed by such counsel and is in all material respects correct. The discussion of federal statutes and Washington law or regulations promulgated thereunder described or referred to in the Prospectus are accurate summaries. The information regarding the federal tax opinion under the caption "Mutual Bancshares Conversion-Effects of Conversion to Stock Form on Depositors and Borrowers of Everett Mutual-Tax Effects" has been reviewed by such counsel and constitutes an accurate summary of the opinion rendered by such counsel to the Company and the Bank with respect to such matters subject to the qualifications and limitations noted therein.

                    In giving  such  opinion,  such  counsel  may rely as to all matters of fact on certificates of officers or directors of the Company and the Bank and certificates of public officials. Such counsel's opinion shall be limited to matters governed by federal laws and by Washington Law. The opinion of Breyer & Associates, PC shall be governed by and subject to the qualifications contained in the Legal Opinion Accord ("Accord") of the American Bar Association Section of Business Law (1991). The term "Actual Knowledge" as used herein shall have the meaning set forth in the Accord. For purposes of such opinion, no proceedings shall be deemed to be pending, no order or stop order shall be deemed to be issued, and no action shall be deemed to be instituted unless, in each case, a director or executive officer of the Company or the Bank shall have received a copy of such proceedings, order, stop order or action. In addition, such opinion may be limited to current statutes, regulations and judicial interpretations and to facts as they currently exist; in rendering such opinion, such counsel need assume no objection to revise or supplement it should the current laws be changed by legislative or regulatory action, judicial decision or otherwise; and such counsel need express no view, opinion or belief with respect to whether any proposed or pending legislation, if enacted, or any proposed or pending regulations or policy statements issued by any regulatory agency, whether or not promulgated pursuant to any such legislation, would affect the validity of the Conversion or any aspect thereof. Such counsel may assume that any agreement is the valid and binding obligation of any parties to such agreement other than the Company or the Bank.

                    In addition,  such counsel  shall  provide a letter  stating that during the preparation of the Registration Statement and the Prospectus, they participated in conferences with certain officers of, the independent public accountants for, and other representatives of the Company and the Bank, and on ________ ___and ___ and ________ ___, 1999, Webb and its counsel, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed and, while such counsel has not confirmed the accuracy or completeness of or otherwise verified the information contained in the Registration Statement or the Prospectus, and does not assume any responsibility for such information, based upon such conferences and a review of documents deemed relevant for the purpose of issuing their letter (relying as to materiality as to factual matters on certificates of officers and other factual representations by the Company and the Bank), nothing has come to their attention that would lead them to believe that the Registration Statement, or any amendment or supplement thereto (other than the financial statements, the notes thereto, and other tabular, financial, statistical and appraisal data included therein or omitted therefrom as to which no statement need be made), as of the date of effectiveness, and the Prospectus, as of its date and as of the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

               (2) The favorable opinion, dated as of the Closing Date, of Patton Boggs LLP, Webb's counsel, with respect to such matters as Webb may reasonably require. Such opinion may rely upon the opinions of counsel to the Company and the Bank, and as to matters of fact, upon certificates of officers and directors of the Company and the Bank delivered pursuant hereto or as such counsel shall reasonably request.

          (d) At the Closing Date, Webb shall receive a certificate of the Chief Executive Officer and the Chief Financial Officer of the Company and a certificate of the Chief Executive Officer and the Chief Financial Officer of the Bank, both dated as of such Closing Date, to the effect that: (i) they have reviewed the Prospectus and, in their opinion, at the time the Prospectus became authorized for final use, the Prospectus did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) since the respective dates as of which information is given in the Registration Statement and Prospectus, there has been no material adverse change in the financial condition, or in the earnings, capital properties or business of the Company or the Bank independently, or of the Company and the Bank considered as one enterprise, whether or not arising in the ordinary course of business; and, to their knowledge, no other event has occurred, which should have been set forth in an amendment or supplement to the Prospectus which has not been so set forth, and the conditions set forth in this
     Section 7 have been satisfied;  (iii) the representations and warranties in
     Section 4 are true and correct with the same force and effect a though expressly made at and as of the Closing Date; (iv) the Company and the Bank have complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Date and will comply in all material respects with all obligations to be satisfied by them after Conversion; (v) no stop order suspending the effectiveness of the Registration Statement has been initiated or, to the best knowledge of the Company or the Bank, threatened by the Commission; (vi) no order suspending the Offering, the Conversion, the acquisition of all of the shares of the Bank by the Company or the effectiveness of the Prospectus has been issued and no proceedings for that purpose are pending or, to the best knowledge of the Company or the Bank, threatened by the Department of Financial Institutions, FDIC, FRB, the Commission or any state authority; and (viii) to the best knowledge of the Company or the Bank, no person has sought to obtain review of the final action of the Department of Financial Institutions approving the Plan or the FDIC's non-objection to the Plan.

          (e) Prior to and at the Closing Date: (i) in the reasonable opinion of Webb which is based upon complete and accurate information from the Company and the Bank, there shall have been no material adverse change in the financial condition, or in the earnings or business of the Bank independently, or of the Company and the Bank considered as one enterprise, from that as of the latest dates as of which such condition is set forth in the Prospectus other than transactions referred to or contemplated therein;
     (iii) the Company or the Bank shall not have received from the Department of Financial Institutions, FDIC and/or the FRB any direction (oral or written) to make any material change in the method of conducting their business with which it has not complied (which direction, if any, shall have been disclosed to Webb) or which materially and adversely would affect the business, operations or financial condition or income of the Company and the Bank considered as one enterprise; (iv) the Company and the Bank shall not have been in material default (nor shall an event have occurred which, with notice or lapse of time or both, would constitute a default) under any material provision of any agreement or instrument relating to any outstanding indebtedness; (v) no action, suit or proceedings, at law or in equity or before or by any federal or state commission, board or other administrative agency, shall be pending or, to the knowledge of the Company or the Bank, threatened against the Company or the Bank or affecting any of their properties wherein an unfavorable decision, ruling or finding would materially and adversely affect the business operations, financially condition or income of the Company and the Bank considered as one enterprise; and (vi) the Shares have been qualified or registered for offering and sale or exempted therefore under the securities or blue sky laws of the jurisdictions as Webb shall have requested and as agreed to by the Company and the Bank.

          (f) Concurrently with the execution of this Agreement, Webb shall receive a letter from Deloitte & Touche LLP, dated as of the date of the Prospectus and addressed to Webb: (i) confirming that Deloitte & Touche LLP is a firm of independent public accountants within the meaning of Rule 101 of the Code of Professional Ethics of the American Institute of Certified Public Accountants and applicable regulations of the FDIC and stating in effect that in Deloitte & Touche LLP's opinion the financial statements of the Bank as of March 31, 1999 and 1998 and for the years ended March 31, 1999, 1998 and 1997, as are included in the Prospectus and covered by its opinion included therein, comply as to form in all material respects with the applicable accounting requirements and related published rules and regulations of the FDIC, Department of Financial Institutions, FRB and the 1933 Act; (ii) a statement from Deloitte & Touche LLP in effect that, on the basis of certain agreed upon procedures (but not an audit in accordance with generally accepted auditing standards) consisting of a reading of the latest available unaudited interim financial statements of the Bank prepared by the Bank, a reading of the minutes of the meetings of the Board of Directors and members of the Bank and consultations with officers of the Bank responsible for financial and accounting matters, nothing came to their attention which caused them to believe that: (A) the unaudited financial statements included in the Prospectus, are not in conformity with the 1933 Act, applicable accounting requirements of the FDIC, Department of Financial Institutions, FRB and generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Prospectus; or (B) during the period from the date of the latest unaudited financial statements included in the Prospectus to a specified date not more than three business days prior to the date of the Prospectus, except as has been described in the Prospectus, there was any material increase in borrowings, other than normal deposit fluctuations, by the Bank; or (C) there was any decrease in net assets of the Bank at the date of such letter as compared with amounts shown in the latest unaudited statement of condition included in the Prospectus; and
     (iii) a statement from Deloitte & Touche LLP that, in addition to the audit referred to in their opinion included in the Prospectus and the performance of the procedures referred to in clause (ii) of this subsection (f), they have compared with the general accounting records of the Bank, which are subject to the internal controls of the Bank, the accounting system and other data prepared by the Bank, directly from such accounting records, to the extent specified in such letter, such amounts and/or percentages set forth in the Prospectus as

     Webb may reasonably request; and they have reported on the results of such comparisons.

          (g) At the Closing Date, Webb shall receive a letter from Deloitte & Touche LLP, dated the Closing Date, addressed to Webb, confirming the statements made by them in the letter delivered by it pursuant to subsection (f)(i) of this Section 7, the "specified date" referred to in clause (ii) of subsection (f) thereof to be a date specified in such letter, which shall not be more than three business days prior to the Closing Date.

          (h) At the Closing Date, Webb shall receive a letter from RP Financial, LC, dated the date thereof and addressed to counsel for Webb,
     (i) confirming that said firm is independent of the Company and the Bank and is experienced and expert in the area of corporate appraisals within the meaning of Title 12 of the Code of Federal Regulations, (ii) stating in effect that the Appraisal prepared by such firm complies in all material respects with the applicable requirements of Title 12 of the Code of Federal Regulations, and (iii) further stating that its opinion of the aggregate pro forma market value of the Company and the Bank expressed in its Appraisal dated as of May 28, 1999, and most recently updated, remains in effect.

          (i) The Company and the Bank shall not have sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with their businesses from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement and Prospectus.

          (j) At or prior to the Closing Date, Webb shall receive: (i) a letter of from the Department of Financial Institutions approving the Conversion and authorizing use of the Prospectus; (ii) a non-objection letter from the FDIC; (iii) a copy of the order from the Commission declaring the Registration Statement effective; (iv) a certificate from the Department of Financial Institutions evidencing the existence of the Bank; (v) certificates of good standing from the State of Washington and any other state the Company is incorporated evidencing the good standing of the Company; (vi) a certificate from the FDIC evidencing the Bank's insurance of accounts; and (vii) a letter of the FHLB-Seattle evidencing the Bank's membership thereof; and (viii) a copy of the letter from the FRB approving the Company's Holding Company Application.

          (k) As soon as available after the Closing Date, Webb shall receive, upon request, a copy of the Company's articles of incorporation.

          (l) Subsequent to the date hereof, there shall not have occurred any of the following: (i) a suspension or limitation in trading in securities generally on the New York Stock Exchange or in the over-the-counter market, or quotations halted generally on the Nasdaq National Market, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required by either of such exchanges or the NASD or by order of the Commission or any other governmental authority; (ii) a general moratorium on the operations of commercial banks or federal savings associations or a general moratorium on the withdrawal of deposits from commercial banks or federal savings associations declared by federal or Washington authorities; (iii) the engagement by the United States in hostilities which have resulted in the declaration, on or after the date hereof, of a nationalemergency or war; or
     (iv) a material decline in the price of equity or debt securities if the effect of such a decline, in Webb's reasonable judgment, makes it impracticable or inadvisable to proceed with the Offering or the delivery of the shares on the terms and in the manner contemplated in the Registration Statement and Prospectus.

     Section 8. Indemnification.

          (a) The Company and the Bank jointly and severally agree to indemnify and hold harmless Webb, its officers, directors, agents, servants and employees and each person, if any, who controls Webb within the meaning of
     Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to reasonable and documented settlement expenses), joint or several, that Webb or any of them may suffer or to which Webb and any such persons may become subject under all applicable federal or state laws or otherwise, and to promptly reimburse Webb and any such persons upon written demand for any expense (including reasonable and documented fees and disbursements of counsel) incurred by Webb or any of them in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions: (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), preliminary or final Prospectus (or any amendment or supplement thereto), the Conversion Application (or any amendment or supplement thereto), Notice of Conversion, the Holding Company Application or any blue sky application or other instrument or document executed by the Company or the Bank or based upon written information supplied by the Company or the Bank filed in any state or jurisdiction to register or qualify any or all of the Shares or to claim an exemption therefrom, or provided to any state or jurisdiction to exempt the Company as a broker-dealer or its officers, directors and employees as broker-dealers or agents, under the securities laws thereof (collectively, the "Blue Sky Application"), or any application or other document, advertisement, oral statement or communication ("Sales Information") prepared, made or executed by or on behalf of the Company or the Bank with their consent or based upon written or oral information furnished by or on behalf of the Company or the Bank, whether or not filed in any jurisdiction, in order to qualify or register the Shares or to claim an exemption therefrom under the securities laws thereof; (ii) arise out of or based upon the omission or alleged omission to state in any of the foregoing documents or information, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iii) arise from any theory of liability whatsoever relating to or arising from or based upon the Registration Statement (or any amendment or supplement thereto), preliminary or final Prospectus (or any amendment or supplement thereto), the Conversion Application, Holding Company Application (or any amendment or supplement thereto), any Blue Sky
     Application or Sales Information or other documentation distributed in connection with the Conversion; provided, however, that no indemnification is required under this paragraph (a) to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon Webb's gross negligence, bad faith or willful misconduct (as determined in a final judgment by a court of competent jurisdiction) or upon any untrue material statement or alleged untrue material statements in, or material omission or alleged material omission from, the Registration Statement (or any amendment or supplement thereto), preliminary or final Prospectus (or any amendment or supplement thereto), the Conversion Application, Holding Company Application, any Blue Sky Application or Sales Information made in reliance upon and in conformity with information furnished in writing to the Company or the Bank by Webb regarding Webb or statistical information regarding national averages provided by Webb for the Sales Information and provided further that such indemnification shall be to the extent permitted by the Department of Financial Institutions, FDIC and FRB.

          (b) Webb agrees to indemnify and hold harmless the Company and the Bank, their directors and officers and each person, if any, who controls the Company or the Bank within the meaning of Section 15 of the 1933 Act or
     Section 20(a) of the 1934 Act against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to reasonable and documented settlement expenses), joint or several, which it, or any of them, may suffer or to which it, or any of them may become subject under all applicable federal and state laws or otherwise, and to promptly reimburse the Company, the Bank, and any such persons upon written demand for any expenses (including reasonable and documented fees and disbursements of counsel) incurred by it, or any of them, in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), the Conversion Application (or any amendment or supplement thereto) or the preliminary or final Prospectus (or any amendment or supplement thereto), or are based upon the omission or alleged omission to state in any of the foregoing documents a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that Webb's obligations under this Section 8(b) shall exist only if and only to the extent that such untrue statement or alleged untrue statement was made in, or such material fact or alleged material fact was omitted from, the Registration Statement (or any amendment or supplement thereto), the preliminary or final Prospectus (or any amendment or supplement thereto) the Conversion Application, Holding Company Application (or any amendment or supplement thereto), any Blue Sky Application or Sales Information in reliance upon and in conformity with information furnished in writing to the Company or the Bank by Webb regarding Webb or statistical information regarding national averages provided by Webb for the Sales Information.

          (c) Each indemnified party shall give prompt written notice to each indemnifying party of any action, proceeding, claim (whether commenced or threatened), or suit instituted against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have on account of this Section 8 or otherwise. An indemnifying party may participate at its own expense in the defense of such action. In addition, if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume defense of such action with counsel chosen by it and approved by the indemnified parties that are defendants in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them that are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action, proceeding or claim, other than reasonable costs of investigation. In no event shall the indemnifying parties be liable for the fees and expenses of more than one separate firm of attorneys (and any special counsel that said firm may retain) for each indemnified party in connection with any one action, proceeding or claim or separate but similar or related actions, proceeding or claim or separate but similar or related actions, proceedings or claims in the same jurisdiction arising out of the same general allegations or circumstances.

          (d) The agreements contained in this Section 8 and in Section 9 hereof and the representations and warranties of the Company and the Bank set forth in this Agreement shall remain operative and in full force and effect regardless of: (i) any investigation made by or on behalf of Webb or its officers, directors or controlling persons, agents or employees or by or on behalf of the Company or the Bank or any officers, directors or controlling persons, agents or employees of the Company or the Bank; (ii) delivery of and payment hereunder for the Shares; or (iii) any termination of this Agreement.

     Section  9.  Contribution.  In order  to  provide  for  just and  equitable contribution  in  circumstances  in which the  indemnification  provided  for in
Section 8 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Company, the Bank or Webb, the Company, the Bank and Webb shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding of any claims asserted, but after deducting any contribution received by the Company, the Bank or Webb from persons other than the other party thereto, who may also be liable for contribution) in such proportion so that Webb is responsible for that portion represented by the percentage that the fees paid to Webb pursuant to Section 2 of this Agreement (not including expenses) bears to the gross proceeds received by the Company from the sale of the Shares in the Offering and the Company and the Bank shall be responsible for the balance. If, however, the allocation provided above is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 8 above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative fault of the Company and the Bank on the one hand and Webb on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions, proceedings or claims in respect thereto), but also the relative benefits received by the Company and the Bank on the one hand and Webb on the other from the Offering (before deducting expenses). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and/or the Bank on the one hand or Webb on the other and the parties' relative intent, good faith, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Bank and Webb agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro-rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above in this Section 9. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions, proceedings or claims in respect thereof) referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, proceeding or claim. It is expressly agreed that Webb shall not be required to contribute any amount which in the aggregate exceeds the amount paid (excluding reimbursable expenses) to Webb under this Agreement. It is understood that the above stated limitation on Webb's liability for contribution is essential to Webb and that Webb would not have entered into this Agreement if such limitation had not been agreed to by the parties to this Agreement. No person found guilty of any fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation. The obligations of the Company and the Bank under this Section 9 and under Section 8 shall be in addition to any liability which the Company and the Bank may otherwise have. For purposes of this Section 9, each of Webb's, the Company's or the Bank's officers and directors and each person, if any, who controls Webb or the Company or the Bank within the meaning of the 1933 Act and the 1934 Act shall have the same rights to contribution as Webb, the Company or the Bank. Any party entitled to contribution, promptly after receipt of notice of commencement of any action, suit, claim or proceeding against such party in respect of which a claim for contribution may be made against another party under this Section 9, will notify such party from whom contribution may be sought, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it may have hereunder or otherwise than under this Section 9.

     Section 10. Survival of Agreements, Representations and Indemnities. The respective indemnities of the Company, the Bank and Webb and the representations and warranties and other statements of the Company, the Bank and Webb set forth in or made pursuant to this Agreement shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of Webb, the Company,  the Bank or any controlling  person referred to in
Section 8 hereof, and shall survive the issuance of the Shares, and any legal representative, successor or assign of Webb, the Company, the Bank, and any such controlling person shall be entitled to the benefit of the respective agreements, indemnities, warranties and representations.

     Section 11. Termination. Webb may terminate its obligations under this Agreement by giving the notice indicated below in this Section 11 at any time after this Agreement becomes effective as follows:

          (a) In the event the Company fails to sell all of the Shares by ________ ___, 1999, and in accordance with the provisions of the Plan or as required by the Conversion Regulations, and applicable law, this Agreement shall terminate upon refund by the Bank to each person who has subscribed for or ordered any of the Shares the full amount which it may have received from such person, together with interest as provided in the Prospectus, and no party to this Agreement shall have any obligation to the other hereunder, except for payment by the Company and/or the Bank as set forth in Sections 2(a) and (d), 6, 8 and 9 hereof.

          (b) If any of the conditions specified in Section 7 shall not have been fulfilled when and as required by this Agreement, unless waived in writing, by the Closing Date, this Agreement and all of Webb's obligations hereunder may be cancelled by Webb by notifying the Company and the Bank of such cancellation in writing at any time at or prior to the Closing Date, and any such cancellation shall be without liability of any party to any other party exceptas otherwise provided in Sections 2, 6, 8 and 9 hereof.

          (c) If Webb elects to terminate this Agreement with respect to it as provided in this Section, the Company and the Bank shall be notified promptly by such Agent by telephone or telegram, confirmed by letter.

          The Company and the Bank may terminate this Agreement with respect to Webb in the event Webb is in material breach of the representations and warranties or covenants contained in Section 5.2 and such breach has not been cured after the Company and the Bank have provided Webb with notice of such breach.

          This Agreement may also be terminated by mutual written consent of the parties hereto.

     Section 12. Notices. All communications hereunder, except as herein otherwise specifically provided, shall be mailed in writing and if sent to Webb shall be mailed, delivered or telegraphed and confirmed to Charles Webb & Company, 211 Bradenton, Dublin, Ohio 43017-5034, Attention: Patricia A. McJoynt (with a copy to Patton Boggs LLP, 2550 M Street, N.W., Washington, D.C. 20037
Attention: Joseph Passaic, Jr., Esq.) and, if sent to the Company and the Bank, shall be mailed, delivered or telegraphed and confirmed to the Company and the Bank at EverTrust Financial Group, Inc., 2707 Colby Avenue, Suite 600, Everett, Washington 98201, Attention:

Michael B. Hanson, President and Chief Executive Officer (with a copy to Breyer & Associates PC, 1100 New York Avenue, N.W., Suite 700 East, Washington, D.C. 20005, Attention: John F. Breyer, Jr., Esq.).

     Section 13. Parties. The Company and the Bank shall be entitled to act and rely on any request, notice, consent, waiver or agreement purportedly given on behalf of Webb when the same shall have been given by the undersigned. Webb shall be entitled to act and rely on any request, notice, consent, waiver or agreement purportedly given on behalf of the Company or the Bank, when the same shall have been given by the undersigned or any other officer of the Company or the Bank. This Agreement shall inure solely to the benefit of, and shall be binding upon, Webb, the Company, the Bank, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. It is understood and agreed that this Agreement, including Exhibit A thereto, is the exclusive agreement among the parties hereto, and supersedes any prior agreement among the parties and may not be varied except in writing signed by all the parties.

     Section 14. Closing. The closing for the sale of the Shares shall take place on the Closing Date at such location as mutually agreed upon by Webb and the Company and the Bank. At the closing, the Company and the Bank shall deliver to Webb in next day funds the commissions, fees and expenses due and owing to Webb as set forth in Sections 2 and 6 hereof and the opinions and certificates required hereby and other documents deemed reasonably necessary by Webb shall be executed and delivered to effect the sale of the Shares as contemplated hereby and pursuant to the terms of the Prospectus.

     Section 15. Partial Invalidity. In the event that any term, provision or covenant herein or the application thereof to any circumstance or situation shall be invalid or unenforceable, in whole or in part, the remainder hereof and the application of said term, provision or covenant to any other circumstances or situation shall not be affected thereby, and each term, provision or covenant herein shall be valid and enforceable to the full extent permitted by law.

     Section 16. Construction. This Agreement shall be construed in accordance with the laws of the State of Ohio.

     Section 17. Counterparts. This Agreement may be executed in separate counterparts, each of which so executed and delivered shall be an original, but all of which together shall constitute but one and the same instrument.


                 [Remainder of the Page is Intentionally Blank]

     If the foregoing correctly sets forth the arrangement among the Company, the Bank and Webb, please indicate acceptance thereof in the space provided below for that purpose, whereupon this letter and Webb's acceptance shall constitute a binding agreement.

                                        Very truly yours,



                                        MUTUAL BANCSHARES, INC.



                                        By: ___________________________
                                            Michael B. Hanson
                                            President and Chief
                                              Executive Officer



                                        EVERETT MUTUAL BANK



                                        By: ___________________________
                                            Michael B. Hanson
                                            President and Chief
                                              Executive Officer


Accepted as of the date first above written

CHARLES WEBB & COMPANY,
A DIVISION OF KEEFE, BRUYETTE & WOODS, INC.



By: ___________________________
    Patricia A. McJoynt
    Executive Vice President